EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FormFactor, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-198760) and Form S-8 (Nos. 333-195744, 333-106043, 333-115137, 333-125918, 333-139074, 333-148198, 333-149411, 333-157610, 333-165058, 333-172318, 333-179589, 333-181450, and 333-188363) of FormFactor, Inc. of our report dated March 4, 2016, with respect to the consolidated balance sheets of FormFactor, Inc. as of December 26, 2015 and December 27, 2014, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 26, 2015, and the effectiveness of internal control over financial reporting as of December 26, 2015, which report appears in the December 26, 2015 annual report on Form 10-K of FormFactor, Inc. for the year ended December 26, 2015.

/s/ KPMG LLP
Santa Clara, California
March 4, 2016